                                                                     EXHIBIT 4.5

                            INITIAL ESCROW AGREEMENT


          This INITIAL ESCROW AGREEMENT, dated as of June 5, 2003 (this "Agreement"), is entered into by and among Crum & Forster Funding Corp., a Delaware corporation ("Funding"), Crum & Forster Holdings Corp., a Delaware corporation ("Holdings"), The Bank of New York, as trustee under the Indenture (as defined below) (together with its successors under the Indenture, the "Trustee") and Wilmington Trust Company, as escrow agent and securities intermediary (the "Initial Escrow Agent").

          This Agreement is being entered into in connection with, and as a condition to, the obligation of the initial purchasers under a purchase agreement (the "Purchase Agreement"), dated May 29, 2003, by and among Funding, Holdings, Crum & Forster Holding Inc., a Delaware corporation ("Holding Inc."), and J.P. Morgan Securities Inc., Banc of America Securities LLC, RBC Dominion Securities Corporation and Ferris, Baker Watts, Incorporated as initial purchasers (collectively, the "Initial Purchasers"), and in connection with the Indenture, dated June 5, 2003, between Funding and the Trustee (the "Indenture").

          The parties hereto have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from, or deposited into and held in, the Escrow Account (as defined below) and released from the security interest and lien described herein.

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Delivery and Acceptance of Escrow Funds.

          (a)  Certain Definitions.

          All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

          "Assumption Agreement" has the meaning set forth in Section 2(a).

          "Assumption Date" means the date on which the Supplemental Indenture shall become effective in accordance with its terms.

          "Beneficiaries" has the meaning set forth in Section 1(c).

          "Book-Entry Securities" means securities maintained in the form of entries (including, without limitation, the securities entitlements (as such term is defined in Sec-

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                                       -2-


tion 8-102(a) of the Revised UCC) in such securities) in the commercial book-entry system of the Federal Reserve Bank of New York.

          "Cash Equivalents" means:

          (1) direct obligations of the United States of America maturing no later than August 29, 2003;

          (2) obligations guaranteed by the United States of America maturing no later than August 29, 2003; and

          (3) repurchase obligations in respect of (1) or (2) above that are collateralized by such underlying security, provided that the counterparty is a bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition of such repurchase obligation combined capital and surplus of not less than $250,000,000.

          "Collateral" has the meaning set forth in Section 6.

          "Entitlement Holder" means an "entitlement holder" as defined (i) in
Section 8-102(a)(7) of the Revised UCC and (ii) with respect to Book-Entry Securities governed by the Federal Book-Entry Regulations, in 31 C.F.R. Section 357.2.

          "Escrow Account" has the meaning set forth in Section 1(c).

          "Escrow Funds" has the meaning set forth in Section 1(d).

          "Fairfax" means Fairfax Financial Holdings Limited.

          "Federal Book-Entry Regulations" means (i) the federal regulations contained in Subpart B (Treasury/Reserve Automated Debt Entry System (TRADES) governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills and Subpart D of 31 C.F.R. Part 357, 31 C.F.R. Section 357.10 through
Section 357.41 and Section 357.41 through Section 357.44, including related defined terms in 31 Section 357.27; and (ii) to the extent substantially identical to the Federal Book-Entry Regulations referred to in clause (i) above, the federal regulations governing other Book-Entry Securities.

          "Financial Asset" has the meaning set forth in Section 8-102(a) of the Revised UCC.

          "Funding Amount" has the meaning set forth in Section 1(c).

          "Holdings Amount" has the meaning set forth in Section 1(c).

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                                       -3-


          "Initial Deposit" means $299,859,923.

          "Interest Escrow Agreement" has the meaning specified in Section 2(a).

          "Interest Escrow Agent" has the meaning specified in the Interest Escrow Agreement.

          "Interest Escrow Amount" means $63,114,583.33.

          "Notes" means $300,000,000 aggregate principal amount of Funding's 10-3/8% Senior Notes due 2013.

          "Notice of Sole Control" shall have the meaning ascribed thereto in the Securities Account Control Agreement.

          "Redemption Notice" has the meaning set forth in Section 1(d).

          "Release Notice" means a written request from Holdings directing the Trustee to provide the Initial Escrow Direction to the Initial Escrow Agent, specifying a proposed Assumption Date and the account or accounts to which the Released Amount should be deposited, substantially in the form of Exhibit H hereto.

          "Released Amount" has the meaning set forth in Section 2(a).

          "Required Amount" means an amount sufficient to pay the Special Mandatory Redemption Price pursuant to Section 2(b) hereof on the latest possible Special Mandatory Redemption Date.

          "Revised UCC" means the Uniform Commercial Code as in effect in the State of New York or the State of Delaware, as applicable.

          "Secured Obligations" shall mean all obligations for the payment of principal, premium, interest and liquidated damages as well as all reasonable charges, fees, fees and expenses of counsel, indemnities, damages, claims and other liabilities payable under the Notes or the Indenture in respect of the Notes, in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or
(iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to Funding or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

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                                       -4-


          "Securities Account" shall have the meaning set forth in Revised UCC
Section 8-501(a).

          "Securities Account Control Agreement" has the meaning set forth in
Section 1(c).

          "Security Control" means "control" as defined in Section 9-115(e) of the Revised UCC.

          "Supplemental Indenture" has the meaning set forth in Section 2(a).

          (b)  Appointment of Initial Escrow Agent.

          Funding, Holdings and the Trustee hereby appoint the Initial Escrow Agent, and the Initial Escrow Agent hereby accepts appointment, as escrow agent, under the terms and conditions of this Agreement.

          (c) Initial Deposit; Security Interests. Prior to the execution and delivery hereof, the Initial Escrow Agent shall have established an account in the name of "Esc. A/C by Crum & Forster to BONY as TT" (the "Escrow Account"), and concurrently with the execution and delivery hereof (i) Funding shall cause to be deposited $284,454,715 (the "Funding Amount") from the offering of the Notes into the Escrow Account and (ii) Holdings shall deposit or cause to be deposited $15,405,208 (the "Holdings Amount"), on behalf of Funding, into the Escrow Account. The Escrow Account shall be maintained by the Initial Escrow Agent as a Securities Account. The Initial Escrow Agent, the Trustee and Funding shall execute and deliver, concurrently herewith and dated as of the date hereof, a Securities Account Control Agreement in the form attached hereto as Exhibit B (the "Securities Account Control Agreement") which, when so executed and delivered, shall be deemed to have been made a part of this Agreement. All funds, including any portion of the Initial Deposit and any Cash Equivalents, from time to time existing in the Escrow Account pursuant to this Agreement, shall be held by the Initial Escrow Agent for the exclusive benefit of the Trustee under the Indenture and the Holders, as secured parties hereunder (collectively, the "Beneficiaries") and shall be treated as Financial Assets. The Trustee will be entitled to all rights and remedies to which a person in control of Financial Assets is entitled pursuant to Part 5 of Article 8 and
Article 9 of the Revised UCC. All such funds and/or Cash Equivalents shall be held in the Escrow Account until liquidated, sold, disbursed or paid in accordance with the terms hereof. Without limiting the foregoing, if at any time the Initial Escrow Agent shall receive an "entitlement order" (as such term is defined in Section 8-102(a)(8) of the Revised UCC) issued by the Trustee and relating to the Escrow Account, the Initial Escrow Agent is hereby directed to and shall comply with such entitlement order without further consent of Funding or any other person and will accept "entitlement orders" from no other party. The Trustee has and will have exclusive (and no other person has or will have any) Security Control over the Escrow Account and all assets, properties and items from time to time deposited or credited thereto.

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                                       -5-


          (d) The Initial Escrow Agent is hereby directed to and shall accept the Initial Deposit into the Escrow Account and is hereby directed to and shall hold such funds and/or Cash Equivalents purchased therewith and any proceeds thereof, in the Escrow Account. Collectively, any portion of the Initial Deposit, Cash Equivalents, any earnings or distributions thereon, and any proceeds thereof shall constitute the "Escrow Funds." The Initial Escrow Agent is hereby directed to and further agrees to invest and/or reinvest any portion of the Escrow Funds that is cash in Cash Equivalents as may be directed by Holdings in writing from time to time (as soon as reasonably practicable after receipt of any such direction). If the Notes become subject to Special Mandatory Redemption pursuant to the Indenture, Funding or Holdings shall provide prompt notice thereof (a "Redemption Notice") to the Initial Escrow Agent.

          (e) The obligation of the Initial Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrow Funds and any other moneys on deposit with it and held in the Escrow Account pursuant to this Escrow Agreement. Notwithstanding any other provision of this Agreement, the Initial Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof or from the sale of any Cash Equivalents required or permitted by the terms hereof.

          2.   Disbursement of Escrow Funds.

          (a) Disbursement to Holdings Upon Assumption. If Holdings delivers a Release Notice to the Trustee, with a copy to the Initial Escrow Agent, on or before noon, New York City time, on August 27, 2003, the Trustee shall deliver to the Initial Escrow Agent a written direction substantially in the form of Exhibit F hereto (the "Initial Escrow Direction"). Upon receipt by the Initial Escrow Agent of the Initial Escrow Direction at least two (2) Business Days prior to the date specified in the Release Notice as the proposed Assumption Date (which date shall be on or prior to August 29, 2003), the Initial Escrow Agent is hereby directed to and shall, on or before the Business Day prior to the Assumption Date, liquidate and/or sell any Cash Equivalents then existing in the Escrow Account and, in accordance with such Initial Escrow Direction release from the Escrow Account the Interest Escrow Amount to the Interest Escrow Account. The remaining Escrow Funds (the "Released Amount") shall be released to the account or accounts specified in the Release Notice only upon receipt by the Initial Escrow Agent, and in accordance with the provisions of, of a written direction from the Trustee substantially in the form of Exhibit G hereto (the "Second Escrow Direction"). The Trustee shall provide the Second Escrow Direction to the Initial Escrow Agent when the Trustee shall have received the following:

          (i) a copy of the fully executed supplemental indenture (the "Supplemental Indenture"), substantially in the form of Exhibit F to the Indenture,

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                                       -6-


          (ii) a copy of the fully executed assumption agreement (the "Assumption Agreement"), substantially in the form of Exhibit D hereto,

          (iii) a copy of the fully executed interest escrow agreement (the "Interest Escrow Agreement"), substantially in the form of Exhibit G to the Indenture and a copy of the fully executed securities account control agreement attached as Exhibit A thereto, and documentation evidencing the establishment of the Interest Escrow Account (e.g., an account statement or other banking records) and a receipt in the form of Exhibit E hereto,

          (iv)   a copy of the fully executed Fairfax Note,

          (v) a certificate dated the Assumption Date, substantially in the form of Exhibit A hereto, certifying to the Trustee as to the matters specified therein,

          (vi) written confirmation as of a date that is no more than ten (10) Business Days prior to such release by Standard & Poor confirming that the rating of the Notes is at least "BB" with a negative outlook,

          (vii) written confirmation as of a date that is no more than ten (10) Business Days prior to such release by Moody's confirming that the rating of the Notes is at least "B1" with a stable outlook,

          (viii) written confirmation as of a date that is no more than ten (10) Business Days prior to such release by A.M. Best confirming that the rating of the pool of Insurance Subsidiaries of Crum & Forster is at least "A-" with a negative outlook; and

          (ix)   any certificates and opinions required by the Indenture.

          (b)  Disbursement Upon Special Mandatory Redemption. In the event that
(i) the Assumption Date has not occurred on or prior to August 29, 2003, the Trustee shall (to the extent that a written notice referred to in clause (ii) below has not previously been provided to the Initial Escrow Agent) deliver a written notice to the Initial Escrow Agent directing that a Special Mandatory Redemption occur on a Special Mandatory Redemption Date which is the second Business Day following the date of such notice or (ii) the Initial Escrow Agent receives a written notice from Holdings that a Special Mandatory Redemption is to occur (and such written notice must be received by the Initial Escrow Agent at least two (2) Business Days prior to the Special Mandatory Redemption Date), the Initial Escrow Agent is hereby directed to and shall, on or before the Business Day prior to the Special Mandatory Redemption Date specified in either such notice, liquidate and/or sell any Cash Equivalents then existing in the Escrow Account and, on such Special Mandatory Redemption Date, release from the Escrow Account to the Paying Agent an amount of Escrow Funds in cash equal to the Special Mandatory Redemption Price specified in such notice and if the Escrow Funds

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                                       -7-


are insufficient to pay the Special Mandatory Redemption Price, Holdings shall concurrently deliver such shortfall, in cash, to the Paying Agent. Concurrently with such release to the Paying Agent, the Initial Escrow Agent shall release from the Escrow Account any Escrow Funds in excess of the Special Mandatory Redemption Price to Holdings.

          (c) Disbursement Upon Failure to Fund. Notwithstanding any other provision in this Agreement, if the Funding Amount is not deposited into the Escrow Account on the same Business Day that the Holdings Amount is deposited into the Escrow Account then the Initial Escrow Agent is hereby directed to and shall upon direction to do so by Holdings, as promptly as practicable, but upon one Business Day's prior notice to J.P. Morgan Securities Inc., release, without deduction, the Holdings Amount to an account or accounts specified in writing by Holdings.

          (d) Return of Interest Escrow Funds. If requested by the Trustee (in its capacity as Interest Escrow Agent), the Initial Escrow Agent shall provide wire transfer instructions to the Trustee to permit the Trustee to cause to be deposited the Interest Escrow Amount in the Initial Escrow Account pursuant to
Section 1(b) of the Interest Escrow Agreement. Upon the receipt of funds pursuant to Section 1(b) of the Interest Escrow Agreement, such funds will be held by the Initial Escrow Agent pursuant to the terms of this Agreement.

          3. Termination. Upon the release of any Escrow Funds to Holdings pursuant to this Agreement, such Escrow Funds shall be delivered to Holdings, free and clear of any and all interests and liens of any Person, including, without limitation, the Initial Escrow Agent, the Trustee and the Holders (except as provided in the following sentence). Upon the release of all Escrow Funds in accordance with Section 2 hereof, this Agreement shall terminate; provided, however, that it is expressly agreed that the provisions of Sections 4 and 7(a) hereof shall survive any such termination.

          4. Indemnity. Holdings agrees to indemnify the Initial Escrow Agent, and its officers, directors, employees and agents, for, and to hold it and each of them harmless against, any loss, liability or expense arising out of or in connection with this Agreement and the carrying out of its or their duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability; provided, however, that Holdings shall not be liable for indemnification or otherwise for any loss, liability or expense to the extent arising out of the gross negligence, willful misconduct or bad faith of the Initial Escrow Agent. The Initial Escrow Agent hereby agrees that it will not make any claims of any nature against the Escrow Funds until such time as any such Escrow Funds, if any, are released to Holdings pursuant to the provisions of this Agreement.

          5. Modifications, Waivers and Amendments. No party shall be bound by any modification, amendment, termination (except as provided in Section 3), cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by

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                                       -8-


all of the parties hereto. This Agreement may not be modified in any way that would conflict with the Indenture.

          6. Grant of Security Interests; Instructions to Initial Escrow Agent. As security for the full and timely payment and performance of the Secured Obligations, Funding hereby irrevocably grants a first priority security interest in, and pledges, assigns and sets over to the Trustee for its benefit and the benefit of the Holders, all of Funding's right, title and interest in, to and under the following whether now or hereafter existing or acquired (collectively, the "Collateral"): (i) the Escrow Account, and all Financial Assets and other property from time to time placed or deposited in, or delivered to the Initial Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, and all Cash Equivalents held by (or otherwise maintained in the name of) the Initial Escrow Agent pursuant to Section 1; (ii) all security entitlements (as such term is defined in Section 8-102(a) of the Revised UCC) from time to time credited to the Escrow Account; (iii) all claims and rights of whatever nature which Funding may now have or hereafter acquire against any third party(ies) in respect of any of the Collateral described in this Section 6 (including any claims or rights in respect of any security entitlements credited to an account of the Initial Escrow Agent maintained at The Depository Trust Company or any other clearing corporation) or any other securities intermediary (as such terms are defined in
Section 8-102(a) of the Revised UCC); (iv) all rights which Funding may now have or hereafter acquire against the Initial Escrow Agent in respect of its holding and managing all or any part of the Collateral; and (v) all proceeds (as such term is defined in Section 9-102(a) of the Revised UCC) of any of the foregoing. The Initial Escrow Agent hereby acknowledges the Trustee's security interest as set forth in this Section 6. Funding shall take all actions and shall direct the Trustee in writing to take all actions reasonably necessary on its part to ensure (i) the continuance of a security interest in the Collateral in favor of the Trustee for its benefit and for the benefit of the Holders in order to secure all the Secured Obligations and (ii) that such security interest is at all times a perfected first priority security interest. Funding shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in Funding's right, title or interest in the Escrow Account or any Collateral.

          Funding and the Trustee hereby irrevocably instruct the Initial Escrow Agent to, and the Initial Escrow Agent shall, (i) (A) maintain the Escrow Account for the exclusive benefit of the Trustee on its behalf and on behalf of the Holders in accordance with the terms of this Agreement and the Securities Account Control Agreement (B) take all steps reasonably specified in writing by Funding pursuant this Section 6 to cause the Trustee to enjoy continuous perfected first priority security interest under the Revised UCC, any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the Collateral and (C) except as otherwise required by law, maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the

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                                       -9-


Trustee or Holders; (ii) promptly notify the Trustee if the Initial Escrow Agent receives written notice that any person other than the Trustee has a lien, security interest, charge, demand or claim of any nature upon any portion of the Collateral; and (iii) in addition to disbursing the Escrow Funds and all other Collateral held in the Escrow Account pursuant to Section 2, upon receipt of a Notice of Sole Control (substantially in the form of Exhibit A attached to the Securities Account Control Agreement), the Initial Escrow Agent shall, as promptly as practicable, disburse all Escrow Funds and other Collateral held in the Escrow Account to or as directed by the Trustee and, to the extent permissible by applicable law, transfer title to all Cash Equivalents held by the Initial Escrow Agent hereunder to or as directed by the Trustee.

          The security interest provided for by this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee shall have no security interest in, any property constituting Collateral disbursed by the Initial Escrow Agent in accordance with the provisions of this Agreement.

          The Initial Escrow Agent shall act solely as the Trustee's agent in connection with its duties under this Section 6, notwithstanding any other provision contained in this Agreement, without any right to receive compensation from the Trustee and without any authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Initial Escrow Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

          Upon demand, Funding and Holdings will execute and deliver to the Trustee such instruments and documents as are necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and Trustee's interests in the Collateral. The Trustee shall be entitled but not obligated to take all necessary action to preserve and protect the lien and security interest created hereby upon the Collateral. Holdings will pay all costs and expenses incurred in connection with any of the foregoing.

          Upon the occurrence of an Event of Default under the Indenture and for so long as such Event of Default continues, Funding hereby appoints the Trustee as its attorney-in-fact with full power of substitution to do any act which Funding is obligated hereunder to do, and the Trustee may, but shall not be required to, exercise such rights as Funding might exercise with respect to the Collateral and take any action in Funding's name to protect the Trustee's security interest and lien granted hereunder. In addition to the rights provided under this Section 6, upon the occurrence of an Event of Default under the Indenture and for so long as such Event of Default continues, the Trustee may, but shall not be required to, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or in the Securities Account Control Agreement or otherwise available to it, its right to issue an "entitlement order" (within the meaning of Section 8-102(a)(8) of the Revised
UCC) and all other rights and remedies of secured parties under the Revised UCC or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without no-

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                                      -10-


tice to Funding and Holdings except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. Funding agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Funding of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          If at any time the Initial Escrow Agent shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the Revised UCC) issued by the Trustee and relating to the Escrow Account, the Initial Escrow Agent shall comply with such entitlement order without further consent by Funding or any other person.

          7.   Concerning the Initial Escrow Agent.

          (a) Fees. The initial fee of the Initial Escrow Agent hereunder is set forth on the schedule of fees attached hereto as Schedule I, which fee shall be nonrefundable and paid in advance by Funding or as otherwise agreed by Funding and the Initial Escrow Agent in writing. Holdings agrees to pay on demand the costs and expenses of the Initial Escrow Agent, including the reasonable fees and expenses of counsel selected by the Initial Escrow Agent as set forth on Schedule I or as otherwise incurred in connection with its duties hereunder.

          (b) Degree of Care. The Initial Escrow Agent shall exercise the same degree of care toward the Escrow Funds as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to Funding or Holdings.

          (c) Reliance. The Initial Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person (it being understood that the only people authorized to act on behalf of Funding or Holdings are identified on incumbency certificates substantially in the form of Exhibit C hereto delivered to the Initial Escrow Agent), and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own gross negligence, willful misconduct or bad faith. The duties of the Initial Escrow Agent shall be determined only with reference to this Agreement and applicable laws and the Initial Escrow Agent is not charged with any knowledge of, or any duties or responsibilities in connection with, any other document or agreement. If in doubt as to its duties and responsibilities hereunder, the Initial Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in good faith in reliance on the advice or opinion of such counsel.

          (d) The Initial Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents, accountants or attorneys and shall not be responsible for any misconduct or negligence on the part of any such agent, accountant or attorney appointed by it with due care.

          (e) Nothing in this Agreement shall be deemed to impose upon the Initial Escrow Agent any duty to qualify to do business or to act as agent or otherwise in any jurisdiction other than the State of New York.

          (f) The Initial Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement, any agreement amendatory or supplemental hereto or of any certificates delivered to it hereunder.

          (g) The Initial Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

          (h) The Initial Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

          (i) The Initial Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to Funding at the address set forth herein or at such other address as Funding shall provide, at least thirty (30) days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, all cash and other payments and all other property then held by the Initial Escrow Agent in the Escrow Account hereunder shall be delivered by it to a successor escrow agent appointed by Holdings, provided that such successor escrow agent has agreed to the control provisions of the Securities Account Control Agreement. If no successor escrow agent is appointed and has so agreed, the Initial Escrow Agent may apply to a court of competent jurisdiction for such appointment.

          (j) If the Initial Escrow Agent should at any time be confronted with inconsistent claims or demands to the Escrow Funds, the Initial Escrow Agent shall have the right, but not the duty, to interplead the parties in any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to the Escrow Funds. In the event the Initial Escrow Agent no longer holds any Escrow Funds, it shall be released from any obligation or liability as a consequence of any such claims or demands.

          (k) The Initial Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties, or in the exercise of any rights or powers, and shall not be required to take any action which, in the Initial Escrow Agent's sole judgment, could involve it in expense or liability unless furnished with security and indemnity which the Initial Escrow Agent deems, in its sole discretion, to be satisfactory.

          (l) Whenever the Initial Escrow Agent is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or of the action to be taken by it hereunder, or otherwise determines instruction to be necessary, desirable or appropriate, the Initial Escrow Agent shall promptly give notice (in such form as shall be reasonable under the circumstances) to Funding and Holdings requesting instruction as to the course of action to be adopted, and, to the extent the Initial Escrow Agent acts in good faith in accordance with any such instruction received from Funding or Holdings, the Initial Escrow Agent shall not be liable on account of such action or inaction to any person. If the Initial Escrow Agent shall not have received appropriate instruction within ten (10) Business Days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as it shall in good faith deem appropriate, and shall have no liability to any person for such action or inaction.

          8. Notices. All notices required to be given hereunder shall be in writing and shall be deemed sufficiently given when received by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested at the following addresses until such time as the parties hereto designate a different or additional address or addresses:

          If to Holdings or Funding:

               Crum & Forster Holdings Corp.
               305 Madison Avenue
               P.O. Box 1973
               Morristown, New Jersey 07962
               Attention: Valerie Gasparik
               Telephone: (973) 490-6804
               Facsimile: (973) 490-6849

          With a copy to:

               Shearman & Sterling
               Commerce Court West, 199 Bay Street
               Suite 4405, P.O. Box 247
               Toronto, Ontario M5L 1E8
               Attention: Christopher Cummings
               Telephone: (416) 360-8484
               Facsimile: (416) 360-2958

          To the Initial Escrow Agent:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, DE  19890-1600
               Attention: Corporate Trust/Custody
               Telephone: (302) 636-6000
               Facsimile: (302) 636-4140

          If to the Trustee:

               The Bank of New York
               101 Barclay Street, Fl. 8W
               New York, New York 10286
               Attention: Corporate Trust Department
               Facsimile: (212) 815-5707

          If to J.P. Morgan Securities, Inc.:

               J.P. Morgan Securities Inc.
               270 Park Avenue
               New York, New York  10017
               Facsimile: 212-270-1063
               Attention: James P. Casey

               with a copy to:

               Cahill Gordon & Reindel LLP
               80 Pine Street
               New York, New York  10005
               Facsimile: (212) 269-5420
               Attention: Michael Becker, Esq.

          9.   Miscellaneous.

          (a) No Implied Duties. This Agreement sets forth exclusively the duties of the Initial Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Initial Escrow Agent.

          (b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall constitute one agreement.

          (c) Governing Law. This Agreement shall be governed by the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          (d) Headings. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day first written above.

                                     CRUM & FORSTER FUNDING CORP.


                                     By: /s/ THOMAS M. STRAUSS
                                         ---------------------------------------
                                         Name:  Thomas M. Strauss
                                         Title: President



                                     CRUM & FORSTER HOLDINGS CORP.


                                     By: /s/ MARY JANE ROBERTSON
                                         ---------------------------------------
                                         Name:  Mary Jane Robertson
                                         Title: Senior Executive Vice President,
                                                Chief Financial Officer and
                                                Treasurer



                                     WILMINGTON TRUST COMPANY,
                                     as Initial Escrow Agent


                                     By: /s/ ROSEMARY PANTANO
                                         ---------------------------------------
                                         Name:  Rosemary Pantano
                                         Title: Assistant Vice President



                                     THE BANK OF NEW YORK, as Trustee


                                     By: /s/ MARIE E. TRIMBOLI
                                         ---------------------------------------
                                         Name:  Marie E. Trimboli
                                         Title: Assistant Vice President

                                                                      SCHEDULE I


                                SCHEDULE OF FEES


          The compensation due and owing to Wilmington Trust Company for services rendered as Initial Escrow Agent shall be as follows:

          I.   BASIS POINT FEE:                              $37,500.00

          II.  TRANSACTION FEES: (ONLY IF INCURRED)

               Purchase, sale, withdrawal, maturities,
               calls and puts of domestic securities:            $15.00

               Physical delivery of domestic securities:         $50.00

               Purchase of Eurodollar certificate of
               deposit:                                          $65.00

               Principal amortizing securities
               (per pool/per month):                             $10.00

               Wire charge (per transfer): Outgoing**            $25.00

               Incoming**                                        $10.00

          The Initial Escrow Agent requires the Basis Point Fee to be paid on the date hereof by wire transfer per the following wire transfer instructions:

                            Wilmington Trust Company
                              Wilmington, Delaware
                               ABA No. 031100092
                          For credit to the account of
                 Corporate Trust Administration - Income Account
                          Account No. 9974-0 (Income)
                      Attn: Corporate Trust Administration
                           Reference: Crum & Forster

_______________
** Transfers made by associate banks may result in additional wire charges.

          Outside counsel's fees and expenses for representing the Initial Escrow Agent are not included in the above and are due and payable within thirty
(30) days of receipt of an invoice from outside counsel.

          Invoiced fees and expenses of Wilmington Trust Company are due and payable within thirty (30) days of the date of invoice. Any amounts not paid when due shall bear interest at a rate of 18% per annum, 2.5% per month. All fees are nonrefundable and will not be pro rated in the event of an early termination of the above arrangements.

          Invoices should be sent to Crum & Forster Funding Corp. and Crum & Forster Holdings Corp. as set forth in the Initial Escrow Agreement.

                                                                       EXHIBIT A

                  Certificate of Crum & Forster Holdings Corp.
                     and Fairfax Financial Holdings Limited


          This certificate is being delivered pursuant to Section 2(a) of the Initial Escrow Agreement, dated as of June 5, 2003 (the "Escrow Agreement"), among Crum & Forster Funding Corp. ("Funding"), Crum & Foster Holdings Corp. ("Holdings"), The Bank of New York, as trustee (the "Trustee"), and Wilmington Trust Company, as Escrow Agent (the "Initial Escrow Agent"). Capitalized terms used herein but not defined herein having the meanings given such terms in the Indenture, dated as of June 5, 2003 (the "Indenture"), between Funding and the Trustee.

          Holdings and Fairfax Financial Holdings Limited ("Fairfax") hereby certify as follows:

          1. Immediately after giving effect to the Assumption, there has not occurred and is continuing any default or event of default under the Credit Agreement;

          2. The Credit Agreement does not contain any limitation on the ability of Fairfax to lend the $40 million pursuant to the terms of the Fairfax Note to the extent necessary to fund the Interest Escrow Account;

          3. No Default or Event of Default has occurred and is continuing under the Indenture;

          4. If the covenants set forth in Article IV and Sections 3.9 and 5.1 of the Indenture that are applicable to Holdings and its Subsidiaries from and after the Assumption Date had been applicable to Holdings and its Subsidiaries from and after the Issue Date, as of the Assumption Date, before and after giving effect to the Assumption, no Default or Event of Default would have occurred and be continuing; and

          5. All of the representations and warranties of Holdings contained in the Security Documents are true in all material respects.

          6. Since the date of the written confirmations presented to the Trustee pursuant to Sections 2(a)(vi)-(viii) of the Initial Escrow Agreement, there has been no downgrading in the ratings referred to therein or notice that any such rating has been subject to review with adverse rating consequences, to the extent such rating was not already subject to such review.

          This certificate may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one certificate.

          IN WITNESS WHEREOF, Holdings and Fairfax, through their respective
undersigned officers, have signed this Certificate this    day of       , 2003.


                                      FAIRFAX FINANCIAL HOLDINGS LIMITED


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title: Chief Executive Officer



                                      CRUM & FORSTER HOLDINGS CORP.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title: Chief Executive Officer



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title: Chief Financial Officer



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title: Chief Operating Officer

                                                                       EXHIBIT B


                      SECURITIES ACCOUNT CONTROL AGREEMENT


         This SECURITIES ACCOUNT CONTROL AGREEMENT (this "Control Agreement"), dated as of June [ ], 2003, among Crum & Forster Funding Corp., a Delaware corporation, as pledgor (the "Pledgor"), The Bank of New York, in its capacity as trustee under the Indenture, as pledgee, assignee and secured party (the "Trustee"), and Wilmington Trust Company, in its capacity as escrow agent and securities intermediary (the "Securities Intermediary") hereunder and under the Escrow Agreement dated as of June [ ], 2003, among the Crum & Forster Holdings Corp., a Delaware corporation, the Pledgor, the Trustee, and the Securities Intermediary (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Escrow Agreement"). This Control Agreement is for the purpose of perfecting the security interest of the Trustee granted by the Pledgor in the Designated Account described below. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Escrow Agreement. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

         Section 1. Confirmation of Establishment and Maintenance of Designated Account. The Securities Intermediary hereby confirms that (i) the Securities Intermediary has established for the Pledgor and maintains the securities account listed in Schedule I attached hereto (such securities account, the "Designated Account"), (ii) the Designated Account is a "securities account" as such term is defined in Section 8-501(a) of the UCC, (iii) the Securities Intermediary shall, subject to the terms of this Control Agreement and the Escrow Agreement, treat the Pledgor as entitled to exercise the rights that comprise any financial asset which constitutes Collateral and which is credited to the Designated Account and (iv) all securities or other property underlying any financial assets which constitute Collateral and which are credited to the Designated Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank, and in no case will any financial asset credited to the Designated Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially endorsed to the Pledgor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

         Section 2. Financial Assets Election. The Securities Intermediary hereby agrees that each item of Collateral credited to the Designated Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

         Section 3. Entitlement Order. If at any time the Securities Intermediary shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC (which shall include any Notice of Sole Control delivered pursuant to this Control Agreement)) issued by the Trustee, the Securities Intermediary shall comply with such entitlement order without further consent by the Pledgor or any other person.

         Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Designated Account or any Collateral, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interests of the Trustee. The financial assets and other items deposited to the Designated Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of the Securities Intermediary (except as provided below) or, (to the fullest extent permitted by law) any person other than the Trustee (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Account, including overdraft fees and amounts advanced to settle authorized transactions, and (ii) the face amount of any checks or other items which have been credited to the Designated Account but are subsequently returned unpaid because of uncollected or insufficient funds).

         Section 5. Choice of Law. Both this Control Agreement and the Designated Account (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the location of the Securities Intermediary and the Designated Account.

         Section 6. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to the Designated Account or any security entitlements or other financial assets credited thereto (other than the Escrow Agreement and standard and customary documentation with respect to the establishment and maintenance of the Designated Account). The Securities Intermediary and the Pledgor will not enter into any other agreement with respect to the Designated Account unless the Trustee shall have received prior written notice thereof. The Securities Intermediary and the Pledgor will not enter into any other agreement with respect to creation or perfection of any security interest in, or control of security entitlements maintained in, the Designated Account without the prior written consent of the Trustee acting in its sole discretion. In the event of any conflict with respect to "control" over the Designated Account between this Control Agreement (or any portion hereof) and any other existing or future agreement to which any of the parties hereto is a party, such party agrees that the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any rights hereunder shall be binding on any party hereto unless it is in writing and signed by all the parties hereto.

         Section 7.   Certain Agreements.

         (i) The Securities Intermediary acknowledges receipt of a copy of the Escrow Agreement.

         (ii) The Securities Intermediary shall furnish to the Trustee and the Pledgor the most recent account statement issued by the Securities Intermediary with respect to the Designated Account and the financial assets and cash balances held therein. The account statement for the Designated Account identifies the Escrowed Property held therein in the manner set forth on
Schedule I attached hereto. The Securities Intermediary represents and warrants to the Trustee that such account statement accurately reflects the assets held in the Designated Account as of the date thereof.

         (iii) The Securities Intermediary will, upon its receipt of any supplement to the Escrow Agreement signed by the Pledgor and identifying one or more security entitlements or other financial assets as Escrowed Property, enter into its records, including computer records, with respect to the Designated Account a notation with respect to Escrowed Property so that such records and reports generated with respect thereto identify the Escrowed Property as "Pledged."

         (iv) The Trustee has delivered to the Securities Intermediary a list, signed by representatives (the "Authorized Representatives") of the Trustee authorized to give approvals or instructions under this Control Agreement (including notices and other instructions under Section 9 hereof), and the Securities Intermediary shall be entitled to rely on communications from an Authorized Representative until the earlier of the termination of this Control Agreement in accordance with the terms hereof or notification by an Authorized Representative of a change of Authorized Representatives, including in connection with an assignment of the rights of the Trustee in accordance with
Section 11 hereof.

         Section 8. Notice of Adverse Claims. Except for the claims and interest of the Trustee and of the Pledgor in the Escrowed Property and other Collateral, the Securities Intermediary on the date hereof does not know of any claim to, or security interest in, the Designated Account or in any "financial asset" (as defined in Section 8-102(a)(9) of the UCC) credited thereto and does not know of any claim that any person other than the Trustee has been given "control" of the Designated Account or any such financial asset. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process and any claim of "control") against any of the Escrowed Property or in any financial asset carried in the Designated Account, the Securities Intermediary will promptly notify the Trustee and the Pledgor thereof.

         Section 9. Maintenance of Designated Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Designated Account as follows:

                  (i) Notice of Sole Control. If at any time the Trustee delivers to the Securities Intermediary a notice of sole control substantially in the form set forth in Exhibit A attached hereto (the "Notice of Sole Control") with respect to the

         Designated Account, the Securities Intermediary agrees that, after receipt of such notice, it will take all instructions with respect to the Designated Account solely from the Trustee. Permitting settlement of trades pending at the time of receipt of such notice shall not constitute a violation of the immediately preceding sentence. Without limiting the generality of the first sentence of this paragraph, upon receipt of a Notice of Sole Control, the Securities Intermediary shall
         (x) no longer permit any trading with respect to the Escrowed Property to be initiated by the Pledgor or any representative of, or investment manager appointed by, the Pledgor and the Securities Intermediary shall follow all instructions given by any of the Authorized Representatives, including without limitation instructions for distribution or transfer of any Escrowed Property or other Collateral in the Designated Account to be made to the Trustee and (y) follow all instructions given by any of the Authorized Representatives, including without limitation instructions for distribution or transfer of any funds in the Designated Account to be made to the Trustee.

                  (ii) Voting Rights; Dispositions. Prior to the delivery of a Notice of Sole Control to the Securities Intermediary, the Pledgor shall have the right to (i) direct the Securities Intermediary with respect to the voting of any Escrowed Property or other financial assets constituting Escrowed Property credited to the Designated Account or (ii) direct the Securities Intermediary with respect to the sale, purchase, investment, exchange or transfer of such Escrowed Property held in the Designated Account, including, without limitation, the release of such Escrowed Property in accordance with the terms of the Escrow Agreement. At such time as the Securities Intermediary receives a Notice of Sole Control pursuant to clause (i) of this
         Section 9, the Trustee shall direct the Securities Intermediary with respect to the matters contemplated in clauses (i) and (ii) of the immediately preceding sentence.

                  (iii) Statements and Confirmations. The Securities Intermediary will send copies of all statements and other correspondence (excluding routine confirmations) concerning the Designated Account or any financial assets constituting Collateral credited thereto simultaneously to each of the Pledgor and the Trustee at the addresses set forth in Section 12 hereof. The Securities Intermediary will provide to the Trustee and the Pledgor, upon the Trustee's request therefor from time to time (which may be as frequent as daily and is expected to be at least as frequent as weekly) and, in any event as of the last Business Day of each calendar month, a statement of the market value of each item of the Escrowed Property in the Designated Account to the extent such fair market value information is reasonably obtainable.

                  (iv) Bailee for Perfection. The Securities Intermediary acknowledges that, in the event that it should come into possession of any certificate representing any security or other assets held as Escrowed Property in the Designated Account, the Securities Intermediary shall retain possession of the same for the benefit of the

         Trustee (and such act shall cause the Securities Intermediary to be deemed a bailee for the Trustee, if necessary) to perfect the Trustee's security interest in such securities or assets. The Securities Intermediary hereby acknowledges its receipt of a copy of the Escrow Agreement as notice to the Securities Intermediary regarding notice of a security interest in Collateral held by a bailee.

                  (v) Certain Matters Relating to Interest, Dividends, etc. The Securities Intermediary shall furnish reports to the Trustee with respect to, or to segregate or otherwise account to the Trustee for, with reasonable particularity, dividends, interest or other amounts received in the Designated Account with respect to Escrowed Property as of such dates as the Pledgor or the Trustee may from time to time reasonably request in writing.

         Section 10. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

                  (i) The Designated Account has been established as set forth in Section 1 hereof and the Designated Account will be maintained in the manner set forth herein and in the Escrow Agreement until termination of this Control Agreement and the Escrow Agreement. The Securities Intermediary shall not change the name or account number of the Designated Account without the prior written consent of the Trustee.

                  (ii) No financial asset constituting Collateral is or will be registered in the name of the Pledgor, payable to its order or specially indorsed to it, except to the extent such financial asset has been indorsed to the Securities Intermediary or in blank.

                  (iii) This Control Agreement is the valid and legally binding obligation of the Securities Intermediary.

                  (iv) The Securities Intermediary has not entered into any agreement with any other person pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) with respect to financial assets credited to the Designated Account. Until the termination of this Control Agreement, the Securities Intermediary will not, without the prior written approval of the Trustee, enter into any agreement with any person pursuant to which the Securities Intermediary agrees to comply with entitlement orders with respect to Escrowed Property. Until the termination of this Control Agreement and the Escrow Agreement, the Securities Intermediary will not, without the prior written approval of the Trustee, enter into any agreement with any person relating to the Designated Account or any financial assets credited thereto pursuant to which the Securities Intermediary agrees to comply with entitlement orders of such person.

         The Securities Intermediary has not entered into any other agreement with the Pledgor or the Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders with respect to financial assets credited to the Designated Account as set forth in Section 3 hereof.

         Section 11. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assignees under the Escrow Agreement.

         Section 12. Notices. All notices and other communications required or permitted to be given or made under this Control Agreement shall be in writing and shall be deemed conclusively to have been duly given: (a) on the day of hand delivery; (b) when transmitted by telecopy with verbal confirmation of receipt by the telecopy operator to the telecopy number set forth below; and (c) one Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

         To the Securities Intermediary:

                  Wilmington Trust Company
                  [                                          ]
                  [                                          ]

                  Attention:  [                                          ]
                  Facsimile:  [                                          ]

         To the Trustee:

                  The Bank of New York
                  101 Barclay Street, Fl. 8W
                  New York, New York  10286

                  Attention:  [                                          ]
                  Facsimile:  [                                          ]

         To the Pledgor:

                  Crum & Forster Funding
                  c/o Crum & Forster Holdings Corp.
                  305 Madison Avenue
                  P.O. Box 1973
                  Morristown, New Jersey 07962

                  Attention:  General Counsel
                  Telecopy:  (973) 490-6600
                  Facsimile:  [                                          ]

              with a copy to:

                  Shearman & Sterling
                  Commerce Court West, 199 Bay Street
                  Suite 4405, P.O. Box 247
                  Toronto, Ontario M5L 1E8

                  Attention:  Christopher Cummings
                  Telecopy:  [                                          ]
                  Facsimile:  [                                          ]

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section 12. Copies of all such notices and other communications shall be delivered in the same manner to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10172, Attention:
[Jim Casey], Facsimile: [                         ], and with a further copy to
Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005,
Attention: Michael Becker, Esq., Facsimile: (212) 269-5420.

         Section 13. Termination. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Trustee for the benefit of the Beneficiaries with respect to the Escrowed Property and other Collateral have been terminated in accordance with the provisions of the Escrow Agreement and an Authorized Representative has notified the Securities Intermediary of such termination in writing.

         Section 14. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

         Section 15. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

         Section 16. Concerning the Trustee. All rights, privileges, protections and immunities afforded the Trustee under the Indenture shall be incorporated in this Agreement as if set forth herein in full.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Securities Account Control Agreement as of the day first above written.


PLEDGOR:                                 CRUM & FORSTER FUNDING CORP.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:



TRUSTEE:                                 THE BANK OF NEW YORK, as Trustee


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:



SECURITIES INTERMEDIARY:                 WILMINGTON TRUST COMPANY, as
                                              Securities Intermediary


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE I

                               Designated Account



Account Name:  Crum & Forster Funding Corp.
Account Number:  [                                          ]
Address:      [                                          ]
              [                                          ]
              [                                          ]

                                                                       EXHIBIT A

                         Form of Notice of Sole Control


                              The Bank of New York
                           101 Barclay Street, Fl. 8W
                            New York, New York 10286


                                                                          [Date]

The Bank of New York
101 Barclay Street, Fl. 8W
New York, New York  10286

Attention:  [            ]

                           Re: Notice of Sole Control

Ladies and Gentlemen:

         As referenced in Section 9(i) of the Securities Account Control Agreement dated as of [Date of Assumption], 2003, among Crum & Forster Holdings Corp. (the "Pledgor"), and us, as Trustee under the Indenture and as Securities Intermediary (the "Control Agreement"; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Control Agreement) we hereby give you notice of our sole control over the Interest Escrow Funds and other financial assets constituting Interest Escrow Funds maintained in the
securities account, account number [          ] (the "Designated Account").
This Notice of Sole Control constitutes an "entitlement order" under the Control Agreement. You are hereby instructed not to accept any direction, instruction or entitlement order with respect to Interest Escrow Funds maintained in the Designated Account or the financial assets constituting Interest Escrow Funds credited thereto from the Pledgor or any other persons other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

         You are instructed to deliver a copy of this notice by facsimile transmission to Pledgor.

                                         Very truly yours,


                                             Bank of New York, as Trustee


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:




cc: Crum & Forster Holdings Corp.

                                                                       EXHIBIT C


                                     FORM OF
                            CERTIFICATE OF INCUMBENCY

          The undersigned, [authorized officer's name], [authorized officer's title], of Crum & Forster Funding Corp. (the "Company"), hereby certifies that the following named agent is duly appointed, qualified and acting in the capacity set forth opposite his name, is authorized to take any action on behalf of Funding with respect to the Initial Escrow Agreement, dated as of June 5, 2003, among the Company, Crum & Foster Holdings Corp., The Bank of New York, as trustee, and Wilmington Trust Company, as Escrow Agent and the following signature is the true and genuine signature of said agent.

Name                        Title               Signature

[Name]                     [Title]
                                                --------------------------------


          IN WITNESS WHEREOF, the Company has caused this Certificate of Incumbency to be executed by the undersigned duly authorized this _____ day of _______, 2003.


                                      CRUM & FORSTER FUNDING CORP.


                                      By:
                                          --------------------------------------
                                          Name:  [authorized officer's name]
                                          Title: [authorized officer's title]

                                                                       EXHIBIT D


                              ASSUMPTION AGREEMENT

         ASSUMPTION AGREEMENT (this "Assumption Agreement"), dated as of____________________, 2003, between Crum & Forster Holdings Corp., a Delaware corporation ("Holdings"), and Crum & Forster Funding Corp., a Delaware corporation ("Funding").

                             W I T N E S S E T H :

         WHEREAS, Funding and The Bank of New York, as trustee (the "Trustee"), executed and delivered an Indenture, dated as of June 5, 2003 (as heretofore amended and supplemented, the "Indenture"), providing for the issuance of the 10-3/8% Senior Notes due 2013 (the "Securities");

         WHEREAS, concurrently herewith, Holdings and Funding are executing and delivering to the Trustee, pursuant to Section 9.1 of the Indenture, a supplemental indenture, dated as of the date hereof (the "Supplemental Indenture"), pursuant to which Holdings is assuming Funding's obligations under the Indenture and the Securities;

         WHEREAS, Funding is a party to each of (i) the Initial Escrow Agreement, dated as of June 5, 2003 (the "Escrow Agreement"), among Funding, Holdings, the Trustee and Wilmington Trust Company, as escrow agent, and (ii) the Purchase Agreement, dated May 29, 2003, by and among J.P. Morgan Securities Inc., for itself and on behalf of Banc of America Securities LLC, RBC Dominion Securities Corporation and Ferris, Baker Watts, Incorporated, as initial purchasers (together, the "Initial Purchasers"), Crum & Forster Holding Inc., a Delaware corporation, Holdings and Funding (the "Purchase Agreement" and, together with the Escrow Agreement, the "Assigned Agreements");

         WHEREAS, Funding, pursuant to this Assumption Agreement, desires to assign all of its right, title and interest to, and liabilities and obligations under, the indemnification provisions of each of the Assigned Agreements to Holdings and Holdings desires to assume all of Funding's right, title and interest thereto and liabilities and obligations thereunder; and

         WHEREAS, this Assumption Agreement has been duly authorized by all necessary corporate action on the part of each of Holdings and Funding.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Holdings and Funding each hereby covenant and agree:

                                   ARTICLE I

                           Assignment and Assumption

         Section 1.1 Assignment. Effective upon the effectiveness of the Supplemental Indenture, Funding hereby grants, assigns, conveys, sets over and delivers to Holdings and its successors and assigns all of its right, title and interest to, and liabilities and obligations under, the indemnification provisions of each of the Assigned Agreements, to have and hold unto Holdings and its successors and assigns forever.

         Section 1.2 Assumption. In consideration of the assignment made herein to Holdings, Holdings hereby agrees, effective upon the effectiveness of the Supplemental Indenture, to assume, pay, perform and observe all covenants, agreements, duties, liabilities and obligations of Funding under the indemnification provisions of each of the Assigned Agreements. From and after the effectiveness of the Supplemental Indenture, Funding shall be released and discharged from and shall not be responsible to any person for the discharge or performance of any covenant, agreement, liability, duty or obligation pursuant to or in connection with the indemnification provisions of each of the Assigned Agreements and Holdings shall be substituted in lieu of Funding as a party to each of the Assigned Agreements.

         Section 1.3 Further Assurances. Following the effectiveness of the Supplemental Indenture, each of Funding and Holdings shall execute such additional documents and instruments and take such further action as may be reasonably required or desirable to carry out the provisions hereof.


                                   ARTICLE II

                                 Miscellaneous

         Section 2.1 Severability. In case any provision in this Assumption Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.2 Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         Section 2.3 Multiple Originals. The parties may sign any number of copies of this Assumption Agreement, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 2.4 Amendment; Termination. This Assumption Agreement is entered into for the benefit of the Trustee under Section 2.1 of the Escrow Agreement and may not be amended without the prior written consent of the Trustee. This Assumption Agreement shall automatically terminate if the Supplemental Indenture does not become effective within ten (10) business days from the date of this Assumption Agreement.

         Section 2.5 Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed as of the date first written above.


                                CRUM & FORSTER HOLDINGS CORP.


                                By:
                                    --------------------------------------------
                                    Name:  V. Prem Watsa
                                    Title: Chief Executive Officer



                                CRUM & FORSTER FUNDING CORP.


                                By:
                                    --------------------------------------------
                                    Name:  Thomas M. Strauss
                                    Title: President

                                                                       EXHIBIT E


                            WILMINGTON TRUST COMPANY
                              Rodney Square North
                            1100 North Market Street
                           Wilmington, DE 19890-1600



                                                                      [  ], 2003

THE BANK OF NEW YORK
101 Barclay Street, Floor 8W
New York, NY 10286

Ladies and Gentlemen:

          Reference is made to (i) the Indenture dated June 5, 2003 between Crum & Forster Funding Corp. ("Funding") and The Bank of New York, as trustee (in such capacity, the "Trustee"), (ii) the Initial Escrow Agreement dated as of June 5, 2003 by and among Funding, Crum & Forster Holdings Corp. ("Holdings"), Wilmington Trust Company, as escrow agent and securities intermediary (the "Initial Escrow Agent"), and the Trustee and (iii) the Interest Escrow Agreement dated as of [ ], 2003 by and among the Trustee, The Bank of New York, as escrow agent (in such capacity, the "Interest Escrow Agent"), and Holdings.

          The Initial Escrow Agent hereby delivers to the Interest Escrow Agent by deposit into the Interest Escrow Account, in accordance with your instructions, by wire transfer, in immediately available funds, $63,114,583.33, constituting the Interest Escrow Amount (as defined in the Initial Escrow Agreement).

          Kindly acknowledge receipt of the payment hereinabove referred to in the space provided below.

                                      Very truly yours,


                                      WILMINGTON TRUST COMPANY,
                                      as Initial Escrow Agent


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


          The Bank of New York (not individually but solely in its capacity as Interest Escrow Agent) hereby acknowledges receipt of the Interest Escrow Amount into the Interest Escrow Account.

Dated: [  ], 2003

                                      THE BANK OF NEW YORK,
                                      as Interest Escrow Agent


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT F


                       [Form of Initial Escrow Direction]


                        The Bank of New York, as Trustee
                           101 Barclay Street, Fl. 8W
                            New York, New York 10286



                                                                          [Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE  19890-1600

Attention: Corporate Trust/Custody

                      Re: Direction to Release Escrow Funds

Ladies and Gentlemen:

          As referenced in Section 2(a) of the Initial Escrow Agreement dated as of June 5, 2003, among Crum & Forster Funding Corp. ("Funding"), Crum & Forster Holdings Corp. ("Holdings"), us, as Trustee under the Indenture and you, as Initial Escrow Agent (the "Initial Escrow Agreement"; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Initial Escrow Agreement), we hereby direct you to release the Interest Escrow Amount in accordance with the provisions of Section 2(a) of the Initial Escrow Agreement on the proposed Assumption Date specified in the Release Notice.

          You are instructed to deliver a copy of this notice by facsimile transmission to each of Holdings and Funding.


                                      Very truly yours,

                                      The Bank of New York, as Trustee


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT G


                        [Form of Second Escrow Direction]


                        The Bank of New York, as Trustee
                           101 Barclay Street, Fl. 8W
                            New York, New York 10286


                                                                          [Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE  19890-1600

Attention: Corporate Trust/Custody

                      Re: Direction to Release Escrow Funds

Ladies and Gentlemen:

          As referenced in Section 2(a) of the Initial Escrow Agreement dated as of June 5, 2003, among Crum & Forster Funding Corp. ("Funding"), Crum & Forster Holdings Corp. ("Holdings"), us, as Trustee under the Indenture and you, as Initial Escrow Agent (the "Initial Escrow Agreement"; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Initial Escrow Agreement), we hereby direct you to release the Released Amount in accordance with the provisions of Section 2(a) of the Initial Escrow Agreement to the account or accounts and on the proposed Assumption Date specified in the Release Notice.

          You are instructed to deliver a copy of this notice by facsimile transmission to each of Holdings and Funding.

                                      Very truly yours,

                                      The Bank of New York, as Trustee


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT H


                          CRUM & FORSTER HOLDINGS CORP.
                               305 Madison Avenue
                                  P.O. Box 1973
                          Morristown, New Jersey 07960

                                                                      [  ], 2003


THE BANK OF NEW YORK
101 Barclay Street, Fl. 8W
New York, New York 10286


                                 Release Notice

Ladies and Gentlemen:

          As referenced in Section 2(a) of the Initial Escrow Agreement dated as of June 5, 2003, among us, you, as Trustee under the Indenture, Crum & Forster Funding Corp. ("Funding"), and Wilmington Trust Company, as Initial Escrow Agent (the "Initial Escrow Agreement"; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Initial Escrow Agreement), we hereby direct you to provide the Initial Escrow Agent with the Initial Escrow Direction. The Released Amount shall be released to [Account Name] Account
No. [ ] at [Bank], ABA No. [ ](1) and the proposed Assumption Date referred to in Section 2(a) of the Initial Escrow Agreement shall be [ ], 2003.





_______________
(1) May specify multiple accounts.

          You are instructed to deliver a copy of this notice by facsimile transmission to the Initial Escrow Agent and Funding.


                                      Very truly yours,

                                      Crum & Forster Holdings Corp.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:









                                       H-2